RESOLUTION OF THE SHAREHOLDERS

OF

REDFIELD VENTURES INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held at 6955 N Durango Drive, Las Vegas, Nevada

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a elect a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

MAURICIO GONZALEZ, Director, CEO
CARLOS G. ALARCON OCAMPO, Director, CFO
CARLOS G. ALARCON GONZALEZ, Director

The Above three qualified people have been nominated, and have accepted their position as DIRECTORS of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: March 25th, 2014

____

Innovestica LP,
on behalf of the Majority Shareholders